Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Broadcast International, Inc.
Salt Lake City, Utah

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 (No. 333-189869) of Broadcast International, Inc. of our report dated March 29, 2013, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is part of this Amendment No. 1 to Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ HJ & Associates

HJ & Associates, LLC
Salt Lake City, Utah
August 29, 2013